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                   American Business Financial Services, Inc.
                       Executive Management Incentive Plan
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Executive Summary
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The Incentive Plan is based on pre-established goals and objectives focused on those primary business drivers needed to meet Corporate objectives and improve shareholder value. The Incentive Plan directly links performance on three levels
- Corporate, Business Unit / Departmental and Individual goals - to award payments that are contingent upon the Corporation achieving its financial goals. The Corporation must meet its financial goals before any Incentive Plan payments can be made.

Plan Objectives
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The Incentive Plan is designed to meet the following objectives:
o Provide a competitive total incentive compensation opportunity for senior managers;
o  Focus management attention on the key business goals and objectives;
o Motivate individual and team actions toward the achievement of those objectives;
o Reward managers based on three primary areas of measurement: corporate, business unit/departmental, and individual; and
o  Create consistent performance goals and rewards for all executives.

Participation
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Participation is limited to executives at the senior vice president and above reporting level as identified by the Chairman/CEO and approved by the Compensation Committee of the Board of Directors. Participants will receive formal notification of their eligibility at the beginning of each fiscal year. Target incentive award amounts will be determined by the Chairman/CEO based on the participant's level within the Corporation management structure and an assessment of the manager's contributions to the Corporation as made by the Chairman/CEO in consultation with the heads of the major business units, as appropriate.

o Officers whose bonus is determined pursuant to written employment agreements with the Corporation will not be eligible to participate in the Incentive Plan.

o Deceased or disabled participants will be eligible to receive a prorated award for the relevant fiscal year based upon their service through the date employment ended. Prorated awards will be based on the months of service rendered in the fiscal year divided by 12.


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o  Participants whose employment terminates for any other reason will immediately terminate participation in this Incentive Plan and will not receive any unpaid awards for the current or prior fiscal years.


Development of Performance Standards
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Prior to the beginning of each fiscal year, each participant will develop goals and objectives, in conjunction with his or her supervisor, and submit them to Human Resources for review and approval by the Chairman/CEO and heads of the major business units, as appropriate.

Performance Categories:
-----------------------
1. Corporate - Incentive Plan payments will only be made if the Corporation achieves its financial goals.

2. Business/Departmental - based upon business line, corporate needs and benchmarks:
        o   Quantitative Business Goals and Objectives,
        o   Qualitative Business Goals and Objectives,
        o   Cumulative category weight of 70%.

3.  Individual - based upon individual and corporate needs:
        o   Quantitative Personal Goals and Objectives,
        o   Qualitative Personal Goals and Objectives,
        o   Cumulative category weight of 30%.

Performance Measurement and Employee Feedback
---------------------------------------------
o Annual performance assessment will be based on achievement of Corporate, Business / Departmental and Individual goals and objectives, within each category and by category as noted above.

o Weighting of each Business and Individual goal is recommended by each participant and with concurrence of his or her Business Unit Head and the Chairman/CEO or his designee. The Chairman/CEO will make the final determination of the appropriate weight.

o Total performance equals the sum of each participant's performance in each category - Business / Departmental and Individual.

o Award payments will not be made unless Corporate financial goal threshold is reached. Any exceptions to this rule will be at the Board of Directors discretion.

o Following the close of the fiscal year, a formal assessment of the participant's performance against his or her established goals will be prepared and shared with the participant and become part of the participant's permanent record. Awards will be made annually.


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Award Attainment
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Incentive awards will be calculated as soon as practical after the close of the fiscal year and following release of the audited financial results.

o Award amounts are based on the performance assessment factor reflecting the level of achievement against the pre-determined goals and objectives.

o No bonus award will be paid in any case for total performance under 80% of the performance goal.


Compensation Committee
----------------------
All determinations regarding the level of compensation paid pursuant to this Incentive Plan shall be made by the Compensation Committee of the Board of Directors. The Compensation Committee shall also determine the timing and the form of the incentive payment. The aggregate amount of the award to be paid pursuant to this Incentive Plan may be a combination of cash and Corporation stock pursuant to the terms of the 2001 Stock Incentive Plan.

Amendment and Termination
-------------------------
The Corporation reserves the right to amend, suspend or terminate this Incentive Plan at any time provided however, no such action shall result in the forfeiture of an award that is earned but unpaid as of the date of such amendment, suspension or termination.




Participant Acknowledgement:___________________________

Date:________________




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